UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2018

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Arrangements of Certain Officers

On January 24, 2018, Deborah Weinswig was appointed a director of Xcel Brands, Inc. (“Xcel”). Deborah Weinswig is an award-winning global retail analyst and a specialist in retail innovation and technology. As Managing Director of Funding Global Retail & Technology (“FGRT”), the think tank for the Hong Kong-based Fung Group, since April, 2014. She is responsible for building the team’s research capabilities and providing insights into the disruptive technologies that are reshaping today’s global retail landscape. Ms. Weinswig was named one of the Top 50 Retail Influencers by Vend in both 2016 and 2017 and received the Asia Retail Congress’s Retail Leadership Award in 2016.

Prior to leading FGRT, Weinswig served as Chief Customer Officer for Profitect Inc. a predictive analytics and big data software provider. From March 2002 to October 2013, Ms. Weinswig was employed by Citigroup, Inc., most recently where she was Managing Director and Head of the Global Staples & Consumer Discretionary team at Citi Research. She was ranked as the #1 analyst by Institutional Investor for 10 years and was named one of the 36 Best Analysts on Wall Street by Business Insider in 2012.

Ms. Weinswig is a member of the Advisory Board of several accelerators, including Alchemist Accelerator (where she serves as Faculty Mentor), The Cage (a Hong Kong–based accelerator powered by The Lane Crawford Joyce Group), Entrepreneurs Roundtable Accelerator, Grand Central Tech, New York Fashion Tech Lab, Plug and Play, Revtech Accelerator, Techstars, TrueStart (UK) and XRC Labs. She is involved in early-stage investing through the Hong Kong Business Angel Network (HKBAN) and Golden Seeds. Weinswig also serves as an advisor to companies such as Eventable, Fashwire, Nanopay, RetailNext, Rubin Singer, Smartzer, TigerTrade, and TRIVVER.

In addition, Ms. Weinswig is a member of the board of a number of philanthropic organizations, including GoodXChange (where she is also Chief Research Officer), Soles4Souls and Street Soccer USA. She is an Executive Board Member of The Terry J. Lundgren Center for Retailing at the University of Arizona and an Advisory Board Member of the World Retail Congress. Ms. Weinswig also serves as an e-commerce expert for the International Council of Shopping Centers’ Research Task Force and was a founding member of the Oracle Retail Industry Strategy Council. Lastly, she is a member of the Board of Directors of Kiabi (affiliated with the Auchan Group).

Weinswig is a Certified Public Accountant. She holds an MBA from the University of Chicago.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of XCel Brands, Inc. dated January 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: January 25, 2018